Table of Contents

As filed with the Securities and Exchange Commission on April 7, 2025

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Unusual Machines, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	3663	66-0927642
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4677 L B McLeod Rd

Suite J

Orlando, FL 32811

(720) 383-8983

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Allan Evans
Chief Executive Officer
Unusual Machines, Inc.

4677 L B McLeod Rd

Suite J

Orlando, FL 32811

(855) 921-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Harris, Esq.
Edward Schauder, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, Florida 33410
(561) 686-3307

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 7, 2025

PRELIMINARY PROSPECTUS

Unusual Machine, Inc.

$1,000,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Unusual Machines, Inc. (“Unusual Machines,” the “Company,” “we,” “our,” or “us”) intends to offer and sell from time to time the securities described in this prospectus. The total offering price of the securities described in this prospectus will not exceed a total of $1,000,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, brokers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities. This prospectus may also be used to cover the resale of securities by one or more selling security holders. To the extent that any selling security holder resells any securities, the selling security holder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling security holder and the terms of the securities being offered.

Our Common Stock is traded on the NYSE American under the symbol “UMAC.” In order to calculate public float, General Instruction I.B.1. of Form S-3 permits us to determine the price of our Common Stock by looking back up to 60 days from either: (i) the date of our most recent Annual Report on Form 10-K, or (ii) the date of sale under this Prospectus on a rolling basis, whichever is more recent, and taking either the last reported sale price of our Common Stock or the average of the bid and asked prices of our Common Stock on that day. As of March 27, 2025, the date that our Annual Report on Form 10-K was filed, there were 16,830,170 shares of Common Stock outstanding, of which 14,669,569 shares were held by non-affiliates. On February 12, 2025, the last reported sale price of our Common Stock on the NYSE American was $12.17. Therefore, pursuant to General Instruction I.B.1. of Form S-3, the aggregate market value of our outstanding Common Stock held by non-affiliates (also referred to as “public float”) was approximately $178.5 million. Since our public float exceeds $75 million, this Registration Statement is filed pursuant to General Instruction I.B.1. of Form S-3 and the aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $1,000,000,000. In no event will we sell securities registered on this Registration Statement in a public primary offering for an aggregate offering amount exceeding one-third of our public float in any 12-month period if our public float falls below $75 million, calculated in accordance with General Instruction I.B.6 of Form S-3.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 2 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2025

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of Common Stock or other securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock or other securities. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “Unusual Machines,” “we,” “us,” and “our” refer to Unusual machines, Inc. and its consolidated subsidiaries.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. In addition, this prospectus covers securities beneficially owned by one or more selling security holders (the “selling security holders”) that can sell those securities by means of this prospectus in the circumstances we describe. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section entitled “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we or a selling security holder sells securities, we or the selling security holder will provide a prospectus supplement that contains specific information about the terms of those securities and the specific offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference.”

Neither we nor any selling security holder are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Our Company

Unusual Machines is a Nevada corporation with our principal place of business in Orlando, Florida. Unusual Machines sells and manufactures drones and drone components across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. Beginning in the second half of 2024, we launched our business-to-business channel selling drone parts to commercial customers. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

Corporate Information

Our principal executive offices are located at 4677 L B McLeod Road, Suite J, Orlando, Florida 32811 and our telephone number is (720) 383-8983. Our Internet website address is www.unusualmachines.com. The information on our website is not incorporated into this prospectus.

1

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the documents incorporated by reference contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 27, 2025, as well as the risks, uncertainties and additional information (i) set forth in our reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus. We will not receive any proceeds from the sale of securities by the selling security holders offered by any prospectus supplement.

SELLING SECURITY HOLDERS

This prospectus also relates to the possible resale by certain of our selling security holders, who we refer to in this prospectus as the “selling security holders,” of securities. One or more selling security holders to be identified by prospectus supplement or post-effective amendment may sell, under this prospectus and any applicable supplements, securities issued or to be issued to them by us. The selling security holders shall not sell any securities pursuant to this prospectus until we have identified such selling security holders and the securities being offered for resale by such selling security holders as described above. However, the selling security holders may sell or transfer all or a portion of their securities pursuant to any available exemption from the registration requirements of the Securities Act.

2

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.01 per share, of which 16,830,170 shares are outstanding as of April 4, 2025, and 10,000,000 shares of “blank check” preferred stock, par value $0.01 per share, of which no shares are outstanding.

The following description summarizes the material terms of our securities, which does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation, each of which has been filed as an exhibit in our incorporated documents.

Common Stock

The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of outstanding Common Stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to any voting rights of any preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. Our Common Stock has no redemption or sinking fund provisions. The rights, preferences and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that the Board may designate and issue in the future. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our Articles of Incorporation, our Board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, in one or more series. Our Articles of Incorporation provide that our Board has the authority, without further action by the stockholders, to designate and issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred stock may be designated and issued without authorization of stockholders unless such authorization is required by applicable law, the rules of the principal market or other securities exchange on which our stock is then listed or admitted to trading.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of our stockholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted or trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. For a description of how future issuances of our preferred stock could affect the rights of our shareholders, see “Certain Provisions of Nevada Law and of Our Articles and Bylaws - Issuance of “blank check” Preferred Stock,” below.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

3

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our Common Stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will likely be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which debt securities are issued as supplemented by any supplemental indenture applicable to such debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct secured or unsecured obligations. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

The following statements relating to the debt securities and the indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the indenture.

Information to be provided in a prospectus supplement

4

The prospectus supplement will describe the specific terms relating to the specific series of debt securities we will offer, including where applicable, the following:

•	the title and denominations of the debt securities of the series;
•	any limit on the aggregate principal amount of the debt securities of the series;
•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;
•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;
•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;
•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;
•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;
•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;
•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for preferred stock or Common Stock, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;
•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;
•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;
•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;
•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;
•	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;
•	whether the debt securities of the series will be secured and, if so, on what terms;
•	any events of default with respect to the debt securities of the series;
•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;
•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;
•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;
•	any other terms of the debt securities of the series which are not prohibited by the indenture; and
•	whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to any discounted debt securities and any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

5

Transfer and Exchange

We may issue debt securities that would be represented by either:

“book-entry securities,” which means that there will be one or more global securities registered in the name of The Depository Trust Company, as depository, or a nominee of the depository; or

“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We would specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities. Except as set forth under “Global Debt Securities and Book-Entry System,” below, book-entry debt securities would not be issuable in certificated form.

Certificated Debt Securities

If you hold certificated debt securities that have been offered by this prospectus, you may transfer or exchange them at the trustee’s office or at the paying agency in accordance with the terms of the indenture. You would not be charged a service charge for any transfer or exchange of certificated debt securities, but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

The transfer of certificated debt securities and of the right to receive the principal of, premium and/or interest, if any, on your certificated debt securities can occur only by surrendering the certificate representing your certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

If we decide to issue debt securities in the form of one or more global securities, then we would register the global securities in the name of the depository for the global securities or in the nominee of the depository, and the global securities would be delivered by the trustee to the depository for credit to the accounts of the holders of beneficial interest in the debt securities. Each global security would:

•	be registered in the name of a depositary, or its nominee, that we would identify in a prospectus supplement;
•	be deposited with the depositary or nominee or custodian; and
•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;
•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or
•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee would be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security would not be:

•	entitled to have the debt securities registered in their names;
•	entitled to physical delivery of certificated debt securities; or
•	considered to be holders of those debt securities under the indenture.

6

Payments on a global security would be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security would be limited to participants and to persons that may hold beneficial interests through participants. The depositary would credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security would be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security would be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we would have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

The prospectus supplement would describe the specific terms of the depository arrangement for debt securities of a series that are issued in global form. The Company and its agents, the trustee, and any of its agents would not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Conversion or Exchange Rights

Debt securities offered hereby may be convertible into or exchangeable for shares of our common or preferred stock. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;
•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Covenants

Unless otherwise indicated in a prospectus supplement, the debt securities would not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We would describe in the applicable prospectus supplement any material covenants of a series of debt securities.

Concerning the Trustee

We would identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes our creditor, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and would be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to this provision, the trustee would be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

7

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Common Stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the terms of the security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

8

DESCRIPTION OF UNITS

As specified in any applicable prospectus supplement, we may issue units consisting of one or more warrants, shares of preferred stock, shares of Common Stock or any combination of such securities.

Transfer Agent

We have appointed Equity Stock Transfer as our transfer agent. Their contact information is: 237 West 37th Street, Suite 602, New York, New York 10018, phone number (212) 575-5757.

CERTAIN PROVISIONS OF NEVADA LAW AND OF OUR ARTICLES AND BYLAWS

Anti-takeover Provisions

Certain provisions in our Articles of Incorporation and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Advance Notice Requirements for Director Nominations.

Our Bylaws will provide that stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that, in the event that the date of such meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting of our stockholders, a notice to be timely must be so delivered not later than the close of business 10 days following the earlier of (i) the day on which notice of the date of the annual meeting was mailed or (i) the day public disclosure of the date of the annual meeting was made. In the case of a special meeting of the stockholders called for the purpose of electing directors, a notice to be timely must be so delivered not later than the close of business 10 days following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Our Bylaws also will specify certain requirements as to the form and content of a notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Special Meeting Limitations

Under our Bylaws, unless otherwise provided by law or our Articles of Incorporation, special meetings of the stockholders may be called only by (i) the Chairman of our Board; (ii) our Chief Executive Officer or President; or (iii) a majority of our Board.

Jurisdiction and Venue

Section 7(a) of our Articles of Incorporation provides that lawsuits involving the Company and its internal affairs, including derivative actions brought on behalf of the Company by its stockholders under Nevada law, be governed by the laws of Nevada and providing that resulting proceedings be heard exclusively in the courts located in Clark County, Nevada, which may make actions against or on behalf of the Company more difficult to litigate by stockholders. Similarly, Section 7(b) of our Articles of Incorporation provide the United States federal courts with exclusive jurisdiction over claims brought under the Securities Act. The effect of this provision is that an action under the Securities Act with respect to the Company may only be brought in the federal courts, whereas absent such provision the federal state courts would otherwise have concurrent jurisdiction over such a matter. Further, Section 7(c) provides for the United States District Court for the District of Nevada as the exclusive venue for any cause of action under either the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), meaning such federal court is the only court in which such a case may be brought and heard.

9

These provisions, together with provisions of Nevada law, could have the effect of delaying, deferring or preventing an attempted takeover or change of control of the Company, or making such an attempt more difficult. Additionally, while the Delaware Supreme Court has upheld a similar provision, it remains unclear how a Nevada court would interpret and whether it would enforce some of these provisions, resulting in added uncertainty. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, and that there is uncertainty as to whether a state or federal court would enforce these charter provisions.

Indemnification of Directors and Officers.

The laws of Nevada provides for discretionary indemnification for each person who serves as or at our request as an officer, director, employee, or agent. We may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director, officer, employee, or agent. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he/she must not have had a reasonable cause to believe his conduct was unlawful. Such discretionary indemnification must be determined by the stockholders, the board of directors my majority vote of a quorum not including those who were parties to the action, suit, or proceeding, or, in certain circumstances, independent legal counsel in a written opinion. Notwithstanding the above, our Articles of Incorporation further provides that our Bylaws and any agreements cannot provide for the advancement of expenses incurred relating to or arising from proceedings in which we assert a direct claim against an indemnitee or in a proceeding where an indemnitee asserts a direct claim against us.

Our Articles of Incorporation provide that our Company shall indemnify its officers, directors, and agents to the fullest extent permitted by applicable law, and as provided for in the Company’s Bylaws and agreements.

Our Articles of Incorporation further provide that the liability of our directors and offices shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or brokers;

●	directly to purchasers;

●	in a rights offering;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	in block trades;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

10

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the names of and number of shares of our Common Stock being sold by any selling security holders

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or initial public offering price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to brokers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Broker-Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to brokers.

We will describe the name or names of any underwriters, brokers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through brokers, and these brokers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, brokers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

11

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE American, the existing trading market for our shares of Common Stock, or sales made to or through a market maker other than on the NYSE American. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of Common Stock, which are currently traded on the NYSE American. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, brokers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, brokers or agents may be required to make.

Any compensation we pay underwriters or brokers will be subject to the guidelines of the Financial Industry Regulatory Authority, Inc. We will disclose the compensation in any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to brokers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, brokers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We or a selling security holder may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or a selling security holder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or brokers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

12

General Information

We may have agreements with the underwriters, brokers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, brokers, agents or remarketing firms may be required to make. Underwriters, brokers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Selling security holders may sell all or a portion of the shares of Common Stock described in this prospectus and any accompanying prospectus supplement and there can be no assurance that any selling security holder will sell any or all of the shares of Common Stock described in this prospectus or any accompanying prospectus supplement. The selling security holder may act independently of us in making decisions with respect to the timing, manner and size of each of its sales.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023 included in this prospectus have been so included in reliance on the report of Salberg & Company, P.A. an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this prospectus:

●	Our annual report on Form 10-K for the year ended December 31, 2024 filed on March 27, 2025; and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed under Section 12(b) of the Exchange Act on February 13, 2024, as amended on Form 8-A filed under Section 12(b) of the Exchange Act on April 22, 2024, and any subsequent amendment or report filed for the purpose of amending such description; and

●	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Unusual Machines, Inc. at www.sec.gov. You may also access our Exchange Act reports and proxy statements free of charge at our website, www.unusualmachines.com.

You may obtain a copy of any of our filings, at no cost, by contacting us at:

4677 L B McLeod Rd., Suite J

Orlando, FL 32811

(720) 383-8983

13

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fees.

Commission registration fees	$153,100
Printing expenses	–	(1)
Accounting fees and expenses	–	(1)
Legal fees and expenses	–	(1)
Miscellaneous	–	(1)
Total	$153,100	(1)

(1) These fees are dependent on the type and number of securities offered and cannot be determined at this time. Additional information regarding estimated fees and expenses will be provided at the time that such information is required to be included in a prospectus supplement.

Indemnification of Directors and Officers.

The laws of Nevada provides for discretionary indemnification for each person who serves as or at our request as an officer, director, employee, or agent. We may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director, officer, employee, or agent. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he/she must not have had a reasonable cause to believe his conduct was unlawful. Such discretionary indemnification must be determined by the stockholders, the board of directors my majority vote of a quorum not including those who were parties to the action, suit, or proceeding, or, in certain circumstances, independent legal counsel in a written opinion. Notwithstanding the above, our Articles of Incorporation further provides that our Bylaws and any agreements cannot provide for the advancement of expenses incurred relating to or arising from proceedings in which we assert a direct claim against an indemnitee or in a proceeding where an indemnitee asserts a direct claim against us.

Our Articles of Incorporation provide that our Company shall indemnify its officers, directors, and agents to the fullest extent permitted by applicable law, and as provided for in the Company’s Bylaws and agreements.

Our Articles of Incorporation further provide that the liability of our directors and offices shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

II-1

Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
2.1	Agreement and Plan of Merger by and between Unusual Machines, Inc., a Puerto Rico corporation and Unusual Machines, Inc., a Nevada corporation (incorporated by reference to Exhibit 2.1 to 8-K filed on April 23, 2024)
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on April 23, 2024)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-K filed on October 8, 2024)
3.2(a)	Amendment No. 1 to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to 8-K filed on February 5, 2025)
4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 3.4 to Form 8-K filed on April 23, 2024)
4.2	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock**
4.3	Form of Warrant Agreement and Warrant Certificate**
4.4	Form of Unit Certificate or Unit Agreement**
5.1	Legal Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.*
23.1	Consent of Salberg & Company, P.A.*
23.2	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)
107	Filing fee table*

* **	Filed herewith. To be filed by amendment or by Current Report on Form 8-K.

Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-2

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando Florida on April 7, 2025.

UNUSUAL MACHINES, INC.

By:	/s/ Allan Evans
Allan Evans
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan Evans	Director	April 7, 2025
Allan Evans

/s/ Brian Hoff	Chief Financial Officer	April 7, 2025
Brian Hoff	(Principal financial and accounting officer)

/s/ Cristina Colón	Director	April 7, 2025
Cristina Colón

/s/ Jeffrey Thompson	Director	April 7, 2025
Jeffrey Thompson

/s/ Robert Lowry	Director	April 7, 2025
Robert Lowry

/s/ Sanford Rich	Director	April 7, 2025
Sanford Rich

II-4